UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 27, 2007
AMERICAN REPROGRAPHICS COMPANY
(Exact Name of Registrant as Specified in its Charter)

STATE OF DELAWARE	001-32407	20-1700361

(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 North Central Avenue, Suite 550, Glendale, California	91203

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (818) 500-0225
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 27, 2007, the Company awarded a discretionary restricted stock bonus under the American Reprographics Company 2005 Stock Plan to each of Sathiyamurthy Chandramohan, Chairman of the Board and Chief Executive Officer and Kumarakulasingam Suriyakumar, President and Chief Operating Officer. The Company awarded each of Mr. Chandramohan and Mr. Suriyakumar 15,504 shares of common stock at a price per share of $32.25, which was the closing price of the Company’s common stock on the New York Stock Exchange on the day before the restricted stock was awarded. One hundred percent (100%) of the 15,504 shares of restricted common stock awarded to Mr. Chandramohan will vest at the end of five years of continuous service to the Company by Mr. Chandramohan. One hundred percent (100%) of the 15,504 shares of restricted common stock awarded to Mr. Suriyakumar will vest at the end of five years of continuous service to the Company by Mr. Suriyakumar.
The Restricted Stock Award Grant Notice between American Reprographics Company and Mr. Sathiyamurthy Chandramohan dated March 27, 2007 pursuant to which these shares of restricted stock were awarded to Mr. Chandramohan is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 5.02. The Restricted Stock Award Grant Notice between American Reprographics Company and Mr. Kumarakulasingam Suriyakumar dated March 27, 2007 pursuant to which these shares of restricted stock were awarded to Mr. Suriyakumar is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 5.02.
Item 9.01   Financial Statements and Exhibits

Exhibit No.	Description

99.1	Restricted Stock Award Grant Notice between American Reprographics Company and Mr. Sathiyamurthy Chandramohan dated March 27, 2007

99.2	Restricted Stock Award Grant Notice between American Reprographics Company and Mr. Kumarakulasingam Suriyakumar dated March 27, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2007	AMERICAN REPROGRAPHICS COMPANY
	By:	/s/ Sathiyamurthy Chandramohan
Sathiyamurthy Chandramohan
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Restricted Stock Award Grant Notice between American Reprographics Company and Mr. Sathiyamurthy Chandramohan dated March 27, 2007

99.2	Restricted Stock Award Grant Notice between American Reprographics Company and Mr. Kumarakulasingam Suriyakumar dated March 27, 2007